CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (No. 333-9778) of Rhodia S.A. of our report dated June 4, 2007 relating to the financial statements of the Rhodia Inc. Savings Plus Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 22, 2007